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DOLLAR GENERAL REPORTS SECOND QUARTER EPS OF $0.18;

UPDATES FISCAL 2003 OUTLOOK

GOODLETTSVILLE, Tenn. – August 28, 2003 – Dollar General Corporation (NYSE: DG) today reported net income for the second quarter of fiscal 2003 of $59.9 million, or $0.18 per diluted share, compared to $42.4 million, or $0.13 per diluted share, in the second quarter of fiscal 2002, an increase of 41.5 percent. Excluding restatement-related items from the prior year’s results, net income in the quarter increased 53.4 percent when compared against net income of $39.1 million, or $0.12 per diluted share, in 2002.  In the second quarter of 2002, the Company recorded approximately $5.2 million of restatement-related pre-tax income, primarily from insurance proceeds.

Net sales during the second quarter increased 13.6 percent to $1.65 billion compared to $1.45 billion in the second quarter of 2002.  The increase resulted primarily from 588 net new stores and a same-store sales increase of 4.7 percent.

Gross profit during the quarter was $472.8 million, or 28.6 percent of sales, versus $387.4 million, or 26.7 percent of sales, in the prior year. The increase in the gross margin rate as a percent to sales is primarily attributable to a higher average markup on inventory purchases in all four of the Company’s merchandise categories. The Company’s provision for inventory shrinkage, calculated at the retail value of the inventory, as a percentage of net sales, decreased to 3.05 percent in the second quarter of 2003 from 3.61 percent in 2002. In addition, damaged product markdowns decreased from the prior year quarter.

Selling, general and administrative expenses (“SG&A”) for the quarter were $371.0 million, or 22.5 percent of sales, in the current year, versus $313.7 million, or 21.6 percent of sales, in the prior year. The increase in SG&A as a percent to sales is primarily due to increases in workers’ compensation and general liability costs, costs related to the departure of two officers of the Company, increases in store occupancy and utilities costs, and an increase in the accrual for bonuses resulting from the Company’s strong financial performance in the first half of the year.

Net interest expense during the current year period decreased by 30.3 percent to $7.9 million in the current year quarter compared to $11.3 million in the prior year.  The decrease is primarily attributable to lower average debt outstanding in the current year quarter. The Company had $289.4 million in debt outstanding at August 1, 2003, compared to $521.8 million at August 2, 2002.

For the 26-week year-to-date period, net income was $120.3 million in fiscal 2003, or $0.36 per diluted share, compared to $88.3 million, or $0.26 per diluted share, in the comparable prior year period, an increase of 36.2 percent. Excluding net restatement-related items from both years, year-to-date net income increased 36.4 percent to $120.5 million, or $0.36 per diluted share, in fiscal 2003 compared to net income of $88.4 million, or $0.26 per diluted share, in the comparable prior year period. Year-to-date net sales increased 13.3 percent, including a same-store sales increase of 4.5 percent.

Updated 2003 Outlook

The Company projects net income, excluding restatement-related items, to increase 15 to 20 percent for the year.  The Company had previously indicated that it expected net income, excluding restatement-related items, to increase by 11 to 15 percent in 2003. Total revenues in 2003 are expected to increase 13 to 15 percent, including a same store sales increase of four to six percent. While the Company expects gross margin for the full year to be higher than in the prior year, gross margin for the fourth quarter of 2003 will likely be lower than the 30.01% gross margin reported in the fourth quarter of 2002.  The annual SG&A rate to sales for 2003 is expected to be higher than in the prior year.  The Company expects to open a total of approximately 650 new stores, close 50 to 70 stores, and relocate or remodel 60 to 80 stores. Capital expenditures for the year are expected to be approximately $165 million.

Conference Call

The Company will host a conference call on Thursday, August 28, 2003, at 10 a.m. ET to discuss the quarter’s results.  The security code for the conference call is “Dollar General.”  If you wish to participate, please call 334-260-2280 at least 10 minutes before the conference call is scheduled to begin.  A webcast of the call can also be accessed live on Dollar General’s Web site at www.dollargeneral.com by clicking on the home page spotlight item. A replay of the conference call will be available until 5 p.m. ET on Thursday, September 4, online or by calling 334-323-7226.  The access code for the replay is 40954 and the pass code is 86362.

Dollar General is a Fortune 500® discount retailer with 6,479 neighborhood stores in 27 states as of August 1, 2003.  Dollar General stores offer convenience and value to customers, by providing consumable basics, items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as an appealing selection of basic apparel, housewares and seasonal items at everyday low prices.  The typical Dollar General store has 6,750 square feet of selling space and is located within five miles of its target customers.

Non-GAAP Disclosures

This release includes certain historical and future financial information not derived in accordance with generally accepted accounting principles (“GAAP”). This information should not be considered a substitute for any measures derived in accordance with GAAP. The Company believes that this information is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results.  The Compensation Committee of the Company’s Board of Directors may use portions of this information for compensation purposes to ensure that employees are not inappropriately penalized or rewarded as a result of unusual items affecting the Company’s financial statements.  Management may also use this information to better understand the Company’s underlying operating results.  We have included a reconciliation of this information, to the most comparable GAAP measures, either in this release or in the accompanying reconciliation tables.

This press release contains forward-looking information, including information regarding the Company’s updated 2003 outlook.  The words “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “objective,” “forecast,” “goal,” “intend,” “will likely result,” or “will continue” and similar expressions generally identify forward-looking statements.  The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and, therefore, actual results may differ materially from those projected by, or implied in, the forward-looking statements.  A number of factors may result in actual results differing from such forward-looking information, including, but not limited to:  the Company's ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); transportation and distribution delays or interruption; the Company’s ability to negotiate effectively the cost and purchase of merchandise; inventory risks due to shifts in market demand; changes in product mix; interruptions in suppliers' businesses; costs and potential problems and interruptions associated with implementation of new or upgraded systems and technology; fuel price and interest rate fluctuations; a deterioration in general economic conditions caused by acts of war or terrorism; temporary changes in demand due to weather patterns; seasonality of the Company’s business; delays associated with building, opening and operating new stores; the impact of the SEC inquiry related to the restatement of certain of the Company’s financial statements; and other risk factors discussed in our SEC filings, including in our most recent Annual Report on Form 10-K.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  The Company disclaims any obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets
(In thousands)

	August 1, 2003 (Unaudited)	August 2, 2002 (Unaudited)	January 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$ 102,276	$ 39,517	$ 121,318
Merchandise inventories	1,184,709	1,058,200	1,123,031
Deferred income taxes	22,829	25,552	33,860
Income taxes receivable	–	55,573	–
Other current assets	57,494	65,263	45,699
Total current assets	1,367,308	1,244,105	1,323,908

Property and equipment, at cost	1,639,164	1,547,346	1,577,823
Less accumulated depreciation and amortization	652,701	548,073	584,001

Net property and equipment	986,463	999,273	993,822

Other assets, net	11,610	21,851	15,423

Total assets	$ 2,365,381	$ 2,265,229	$ 2,333,153

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term obligations	$ 16,957	$ 15,132	$ 16,209
Accounts payable	352,717	346,786	341,303
Accrued expenses and other	255,027	219,220	239,898
Income taxes payable	9,182	–	67,091

Total current liabilities	633,883	581,138	664,501

Long-term obligations	272,420	506,707	330,337
Deferred income taxes	56,933	46,030	50,247
Total liabilities	963,236	1,133,875	1,045,085

Shareholders’ equity:
Preferred stock	–	–	–
Common stock	167,345	166,670	166,670
Additional paid-in capital	331,185	312,589	313,269
Retained earnings	909,114	656,894	812,220
Accumulated other comprehensive loss	(1,266)	(2,012)	(1,349)
	1,406,378	1,134,141	1,290,810
Less other shareholders’ equity	4,233	2,787	2,742

Total shareholders’ equity	1,402,145	1,131,354	1,288,068

Total liabilities and shareholders’ equity	$ 2,365,381	$ 2,265,229	$ 2,333,153

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(In thousands, except per share amounts)

(Unaudited)

	13 Weeks Ended
	August 1, 2003	% of Net Sales	August 2, 2002	% of Net Sales

Net sales	$ 1,651,094	100.00%	$ 1,453,727	100.00%
Cost of goods sold	1,178,264	71.36	1,066,300	73.35
Gross profit	472,830	28.64	387,427	26.65

Selling, general and administrative	370,987	22.47	313,667	21.58
Insurance proceeds	–	–	(4,500)	(0.31)

Operating profit	101,843	6.17	78,260	5.38
Interest expense, net	7,899	0.48	11,337	0.78

Income before income taxes	93,944	5.69	66,923	4.60
Provision for taxes on income	34,008	2.06	24,561	1.69

Net income	$ 59,936	3.63%	$ 42,362	2.91%

Earnings per share:
Basic	$ 0.18		$ 0.13

Diluted	$ 0.18		$ 0.13

Weighted average shares:
Basic	333,871		333,067

Diluted	336,841		335,737

Dividends per share	$ 0.035		$ 0.032

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(In thousands, except per share amounts)

(Unaudited)

	26 Weeks Ended
	August 1, 2003	% of Net Sales	August 2, 2002	% of Net Sales

Net sales	$ 3,220,158	100.00%	$ 2,843,139	100.00%
Cost of goods sold	2,295,422	71.28	2,075,420	73.00
Gross profit	924,736	28.72	767,719	27.00

Selling, general and administrative	719,942	22.36	610,971	21.49
Insurance proceeds	–	–	(4,500)	(0.16)

Operating profit	204,794	6.36	161,248	5.67
Interest expense, net	17,310	0.54	21,769	0.77

Income before income taxes	187,484	5.82	139,479	4.90
Provision for taxes on income	67,216	2.09	51,189	1.80

Net income	$ 120,268	3.73%	$ 88,290	3.10%

Earnings per share:
Basic	$ 0.36		$ 0.27

Diluted	$ 0.36		$ 0.26

Weighted average shares:
Basic	333,557		332,866

Diluted	335,719		335,286

Dividends per share	$ 0.070		$ 0.064

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(In thousands)

(Unaudited)

	26 Weeks Ended
	August 1, 2003	August 2, 2002
Cash flows from operating activities:
Net income	$ 120,268	$ 88,290
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,883	66,019
Deferred income taxes	17,657	87,296
Tax benefit from stock option exercises	3,139	2,120
Litigation settlement	–	(162,000)
Change in operating assets and liabilities:
Merchandise inventories	(61,678)	72,823
Other current assets	(11,795)	(13,675)
Accounts payable	11,414	24,323
Accrued expenses and other	15,930	(11,206)
Income taxes	(57,909)	(59,464)
Other	1,756	(13,914)
Net cash provided by operating activities	113,665	80,612

Cash flows from investing activities:
Purchase of property and equipment	(65,874)	(70,445)
Purchase of promissory notes	(49,582)	–
Proceeds from sale of property and equipment	141	127
Net cash used in investing activities	(115,315)	(70,318)

Cash flows from financing activities:
Net borrowings under revolving credit facilities	–	170,000
Repayments of long-term obligations	(7,979)	(389,561)
Payment of cash dividends	(23,374)	(21,307)
Proceeds from exercise of stock options	14,214	4,509
Other financing activities	(253)	4,057
Net cash used in financing activities	(17,392)	(232,302)

Net decrease in cash and cash equivalents	(19,042)	(222,008)
Cash and cash equivalents, beginning of period	121,318	261,525

Cash and cash equivalents, end of period	$ 102,276	$ 39,517

Supplemental schedule of noncash investing and financing activities:
Purchase of property and equipment under capital lease obligations	$ 427	$ 6,233

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Disclosures
(In thousands, except per share amounts)

(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 1, 2003	August 2, 2002	August 1, 2003	August 2, 2002

Net Income and Earnings Per Share
Net income in accordance with GAAP	$ 59,936	$ 42,362	$ 120,268	$ 88,290
Restatement-related items in SG&A	39	(695)	369	4,623
Restatement-related insurance proceeds	-	(4,500)	-	(4,500)
Total restatement-related items	39	(5,195)	369	123
Tax effect	(14)	1,907	(133)	(45)
Total restatement-related items, net of tax	25	(3,288)	236	78
Net income, excluding restatement-related items	$ 59,961	$ 39,074	$120,504	$ 88,368

Weighted average diluted shares outstanding	336,841	335,737	335,719	335,286
Diluted earnings per share, excluding restatement-related items	$ 0.18	$ 0.12	$ 0.36	$ 0.26
Selling, General and Administrative Expenses
SG&A in accordance with GAAP	$ 370,987	$ 313,667	$ 719,942	$ 610,971
Less restatement-related items	39	(695)	369	4,623
SG&A, excluding restatement-related items	$ 370,948	$ 314,362	$ 719,573	$ 606,348

SG&A, excluding restatement-related items % to sales	22.5%	21.6%	22.3%	21.3%

		Guidance Range
	Fiscal 2002	Fiscal 2003	Fiscal 2003

Annual Outlook
Net income in accordance with GAAP	$ 264,946	$ 286,950	$ 301,450

Restatement-related items:
Litigation settlement and related proceeds	(29,541)	–	–
Restatement-related items in SG&A	6,395	900	900
	(23,146)	900	900
Tax effect	9,073	(350)	(350)
Total restatement-related items, net of tax	(14,073)	550	550
Net income, excluding restatement-related items	$ 250,873	$ 287,500	$ 302,000

% increase over 2002, excluding restatement-related items		15%	20%

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Selected Additional Information

Sales by Category (in thousands)

(Unaudited)

	13 Weeks Ended			26 Weeks Ended
	August 1, 2003	August 2, 2002	% Change	August 1, 2003	August 2, 2002	% Change
Highly consumable	$ 1,027,854	$ 892,507	15.2%	$ 2,017,884	$ 1,743,744	15.7%
Seasonal	263,468	226,328	16.4%	500,587	431,091	16.1%
Home products	207,707	188,272	10.3%	407,176	379,383	7.3%
Basic clothing	152,065	146,620	3.7%	294,511	288,921	1.9%
Total sales	$ 1,651,094	$ 1,453,727	13.6%	$ 3,220,158	$ 2,843,139	13.3%

New Store Activity

(Unaudited)

	26 Weeks Ended
	August 1, 2003	August 2, 2002
Beginning store count	6,113	5,540
New store openings	400	372
Store closings	34	21
Net new stores	366	351
Ending store count	6,479	5,891
Total selling square footage (000’s)	43,796	39,760

Customer Transaction Data

(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 1, 2003	August 2, 2002	August 1, 2003	August 2, 2002
Same-store customer transactions	+ 4.7%	+7.6%	+4.1%	+6.5%
Average customer purchase	$8.31	$8.28	$8.36	$8.30

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